TSX-V: THM OTCQB: THMG	THUNDER MOUNTAIN GOLD INC. 11770 W. President Dr., Ste. F Boise, Idaho 83713 phone: (208) 658-1037

News Release

THUNDER MOUNTAIN GOLD ANNOUNCES CLOSING OF PRIVATE PLACEMENT

Vancouver, British Columbia and Boise, Idaho - August 21, 2026 - Thunder Mountain Gold, Inc. (the "Company" or "Thunder Mountain") (TSX-V: THM; OTCQB: THMG) is pleased to announce that, further to its news release dated July 8, 2026, the Company has closed its non-brokered private placement (the "Private Placement") consisting of 8,090,451 units of the Company (each, a "Unit") at a price of US$0.70 (CAD$1.00) per Unit for gross proceeds of US$5,663,316 (CAD$8,090,451).

Each Unit consists of one share of the Company's common stock (each, a "Common Share") and one-half of one common share purchase warrant (each whole warrant, a "Warrant").  Each Warrant entitles the holder to purchase one additional Common Share at a price of US$1.00 (CAD$1.42) for a period of 24 months from the date of issuance.

The proceeds raised pursuant to the Private Placement will be used for advancing the South Mountain Project, including drilling, assaying, and geophysical surveys and general administration to carry out these programs.

In connection with the completion of the Private Placement, the Company paid a cash finder's fee to four Canadian brokers in the aggregate amount of US$66,563 (CAD$94,525) and issued an aggregate of 94,089 non-transferable common share purchase warrants (the "Finder Warrants"). Each Finder Warrant entitles the holder to acquire one Common Share (a "Finder Warrant Share") at a price of US$1.00 (CAD$1.42) per Finder Warrant Share for a period of 24 months from the date of issuance.

The Private Placement remains subject to the final approval of the TSX Venture Exchange (the "TSXV").

This news release is issued pursuant to, and in accordance with, Rule 135c under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and shall not constitute an offer to sell or the solicitation of an offer to buy; nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation, or sale would be unlawful.

The securities described herein have not been, and will not be, registered under the U.S. Securities Act, or any state securities laws, and accordingly, may not be offered or sold within the United States or to "U.S. persons", as such term is defined in Regulation S promulgated under the U.S. Securities Act,  except in compliance with the registration requirements of the U.S. Securities Act and applicable state securities laws, or pursuant to exemptions therefrom. The securities issued in the Private Placement are "restricted securities" under the U.S. Securities Act. The securities issued in the Private Placement to Canadian subscribers are subject to a four-month hold period in accordance with the policies of the TSXV and applicable Canadian securities legislation.

Website: www.thundermountaingold.com
OTCQB: THMG

TSX-V: THM

Forward-Looking Statements

This press release contains forward-looking statements that are based on the beliefs of management and reflect the Company's current expectations. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", "believes" or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved" or the negative connotation thereof. Forward-looking statements in this press release include, but are not limited to, and statements related to the anticipated use of proceeds from the Private Placement.  The forward-looking statements are based on certain assumptions, which could change materially in the future. By their nature, forward-looking information involves known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, investors should not place undue reliance on forward-looking information. Forward-looking information is provided as of the date of this press release, and the Company assumes no obligation to update or revise them to reflect new events or circumstances, except as required in accordance with applicable laws.

Cautionary Note to Investors

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information, please contact:

Thunder Mountain Gold, Inc.

Eric T. Jones
President and Chief Executive Officer

eric@thundermountaingold.com

Office: (208) 658-1037